UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2024

MyMD Pharmaceuticals, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36268	22-2983783
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

MyMD Pharmaceuticals, Inc.

855 N. Wolfe Street, Suite 601

Baltimore, MD 21205

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (856) 848-8698

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	MYMD	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed, on February 21, 2023, MyMD Pharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Holders”) pursuant to which it agreed to sell to the Holders (i) shares of the Company’s Series F Convertible Preferred Stock, with a stated value of $1,000 per share (the “Preferred Shares”), and (ii) warrants to purchase shares of the Company’s common stock (the “Common Stock”), subject to adjustment (the “Warrants”). The terms of the Preferred Shares are as set forth in the Certificate of Designations filed with the Secretary of State of the State of Delaware (the “Secretary of State”) as Annex C to the Company’s Certificate of Incorporation (the “Certificate of Designations”).

On April 5, 2024, the Company entered into an Omnibus Waiver and Amendment (the “Omnibus Agreement”) with the Required Holders (as defined in the Certificate of Designations). Pursuant to the Omnibus Agreement, the Required Holders agreed (i) to defer payment of the Installment Amounts (as defined in the Certificate of Designations) due on March 1, 2024, and April 1, 2024 (the “Installments”), under Section 9(a) of the Certificate of Designations, until May 1, 2024, and (ii) to waive any breach or violation of the Purchase Agreement, the Certificate of Designations, or the Warrants resulting from missing the Installments. The Company and the Required Holders further agreed pursuant to the Omnibus Agreement to amend and restate the Certificate of Designations by filing the Amended and Restated Certificate of Designations of the Series F Convertible Preferred Stock (the “Amended and Restated Certificate of Designations”).

The Amended and Restated Certificate of Designations amends the Certificate of Designations to provide, among other things, that, except as required by applicable law, the holders of Preferred Shares will be entitled to vote with holders of the Common Stock on as as-converted basis, with the number of votes to which each holder of Preferred Shares is entitled to be calculated assuming a conversion price of $60.21 per share, which was the Minimum Price (as defined in Rule 5635 of the Rule of the Nasdaq Stock Market) applicable immediately before the execution and delivery of the Purchase Agreement, subject to certain beneficial ownership limitations as set forth in the Amended and Restated Certificate of Designations. The Amended and Restated Certificate of Designations further provides that the holders of record of the Preferred Shares, exclusively and as a separate class, shall be entitled to elect one director of the Company one time on or before June 30, 2024.

The Amended and Restated Certificate of Designations was filed with the Secretary of State of the State of Delaware, effective as of April 8, 2024.

The foregoing descriptions of the Omnibus Agreement and the Amended and Restated Certificate of Designations are qualified in their entirety by reference to the full text of each such document, copies of which are filed as Exhibit 10.1 and Exhibit 3.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.03 Material Modification to Rights of Security Holders.

The matters described in Item 1.01 of this Current Report on Form 8-K related to the Preferred Shares and the filing of the Amended and Restated Certificate of Designations are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the filing of the Amended and Restated Certificate of Designations, effective as of April 8, 2024, the Company increased the authorized number of directors from six (6) to seven (7) and appointed Mitchell Glass to serve as a member of the Company’s board of directors, with Mr. Glass having been elected to such position by the holders of the Preferred Shares.

Except as set forth in the preceding sentence, there are no arrangements or understandings between Mr. Glass and any other person pursuant to which he was selected as a director of the Company. There is no family relationship between Mr. Glass and any director or executive officer of the Company. There are no transactions between Mr. Glass and the Company that would be required to be reported under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The matters described in Item 1.01 of this Current Report on Form 8-K related to the Preferred Shares and the filing of the Amended and Restated Certificate of Designations are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

3.1	Amended and Restated Certificate of Designations of Series F Convertible Preferred Stock of MyMD Pharmaceuticals, Inc.
10.1	Form of Omnibus Waiver and Amendment, dated April 5, 2024, by and between MyMD Pharmaceuticals, Inc. and the investors party thereto
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYMD PHARMACEUTICALS, INC.

Date: April 8, 2024	By:	/s/ Christopher Chapman, M.D.
Christopher Chapman, M.D.
President and Chief Medical Officer